LIMITED PARTNERSHIP AGREEMENT
                                     OF
                      CULMEN TECHNOLOGY PARTNERS, L.P.

     This Limited Partnership Agreement ("Agreement") of Culmen Technology Partners, L.P. is made and entered into effective as of the ___ day of March, 2000 (the "Effective Date"), by and among CTP, Inc., a Delaware corporation ("CTP"), as the general partner and, as limited partners, each person whose name is subscribed to a signature page of this Agreement, designated as a limited partner, and whose signature page is executed by the General Partner (as herein defined). The general partner and the limited partners are sometimes referred to herein individually as a "Partner" and collectively as the "Partners".

                                 WITNESSETH:

     For and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt, and sufficiency of which are hereby acknowledged the Partners hereby agree as follows:

                                  ARTICLE I

                          ORGANIZATION AND PURPOSE

     Section 1.01. Formation of Limited Partnership. The Partners hereby agree to become partners and to form a limited partnership (the "Partnership") pursuant to Article 6132a-1 Tex. Rev. Civ. Stat. Ann., known as the Texas Revised Limited Partnership Act (the "Act"). CTP shall be the general partner and is hereinafter sometimes referred to as the "General Partner". Those persons executing this Agreement as limited partners shall be the limited partners and are hereinafter sometimes referred to individually as a "Limited Partner" or collectively as the "Limited Partners".

     Section 1.02. Name. The name of the Partnership shall be Culmen Technology Partners, L.P. All business and affairs of the Partnership shall be conducted solely under, and all Partnership Assets (as that term is defined in Section 1.04) shall be held solely in, such name unless otherwise determined by the General Partner.

     Section 1.03. Effective Date and Term. The Partnership shall be in effect for a term beginning on the Effective Date and shall continue under this Agreement (as amended from time to time) until dissolved upon the occurrence of an event that causes the dissolution of the Partnership in accordance with the provisions of this Agreement (unless continued as provided herein), and thereafter to the extent provided by applicable law, until wound up and terminated as provided herein.

     Section 1.04. Purposes and Scope of Business. The business and purposes of the Partnership are to buy, sell, exchange or otherwise acquire, hold, invest in, and deal with the common stock and/or preferred stock of Arinco Computer Systems, Inc. (the "Company") and hold other securities of the Company that constitute proceeds thereof. Subject to the terms and conditions of this Agreement, the Partnership shall have the power and authority to do all such other acts and things as may be necessary, desirable, expedient, convenient for, or incidental to, the furtherance and accomplishment of the foregoing objectives and purposes and for the protection and benefit of the Partnership. The assets of the Partnership, whether now or hereafter owned, are hereinafter sometimes referred to as the "Partnership Assets".

     Section 1.05. Documents. The General Partner is hereby authorized to execute a certificate of limited partnership of the Partnership ("Certificate of Limited Partnership") in accordance with the Act and cause the same to be filed in the office of the Secretary of State of the State of Texas in accordance with the provisions of the Act. The Partnership shall promptly execute and duly file with the proper offices in each state in which the Partnership may conduct the activities hereinafter authorized, one or more certificates as required by the laws of each such state in order that the Partnership may lawfully conduct the business, purposes, and activities herein authorized in each such state, and the Partnership shall take any other action or measures necessary in such state or states for the Partnership to conduct such activities.

     Section 1.06. Principal Place of Business. The principal place of business of the Partnership shall be 201 Main Street, Suite 1955, Fort Worth, Texas 76102 or at such other place or places as may be approved by the General Partner. The General Partner shall be responsible for maintaining at the Partnership's principal place of business those records required by the Act to be maintained there.

     Section 1.07. Registered Agent and Office. The Registered Agent (as defined in the Act) for the Partnership shall be Michael R. Gleason. The Registered Office (as defined in the Act) of the Partnership shall be 201 Main Street, Suite 1955, Fort Worth, Texas 76102.

     Section 1.08.  Certain Definitions.

      (a)  "Accounting Date" shall mean the close of business on the date of
(i) the acquisition of an additional interest (including contributions by the Partners in a manner other than in accordance with their then existing Percentage Interests) in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution, (ii) the distribution by the Partnership to a Partner (including, without limitation, distributions pursuant to Section 4.09(b) and the redemption of all or a portion of a Partner's interest pursuant to Section 6.02 hereof) of more than a de minimis amount of Partnership Assets (including cash) unless such distribution is to all Partners in accordance with their Percentage Interests, and (iii) the termination of the Partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code (as defined herein).

      (b) "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which commercial banks are authorized or required to be closed under the laws of the State of Texas.

     (c) "Net Income" shall mean, with respect to the Partnership at the close of each fiscal year, the excess of all income and gain for such fiscal year over the aggregate of all expenses, deductions, and losses for such fiscal year.

     (d)  "Net Value" of any Partnership Asset shall be its Value (determined in
(f) below) less the sum of (i) all debt of the Partnership directly related to such Partnership Asset (such as, for securities, the margin debt thereon) and (ii) a pro rata share (as among all Values of all Partnership Assets) of all general debt of the Partnership not otherwise provided for under (i) above.

     (e) "Valuation Date" shall mean any date that the Partnership Assets are valued for any reason.

     (f)  "Value" of (i) any security shall be:

          (A) for marketable securities listed on a national securities exchange or authorized for trading on the National Market System Quotations, the last sales price on the Valuation Date, or in the absence of a sale on such date, the last bid price on the Valuation Date;

          (B) for marketable securities traded in the over-the-counter market and reported in the National Association of Securities Dealers' Automated Quotation System, the closing bid price on the Valuation Date as reported by such system;

          (C) for securities not specified in (A) or (B) above, and for which prices are regularly quoted (on a daily basis) by at least two independent recognized dealers, the most recent market prices as reported by such dealers; and

          (D) for all other securities, the cost of or such other value as reasonably determined by the General Partner.

          Foreign securities listed on a recognized exchange shall be included in (A) above; those regularly reported on a recognized automated quotation system shall be included in
          (B) above; and those regularly quoted (on a daily basis) by at least two independent recognized dealers shall be included in (C) above.

          (ii) any other Partnership Asset shall be the market value of such Partnership Asset as of the Valuation Date as reasonably determined by the General Partner.

                                 ARTICLE II

                                 OPERATIONS

     Section 2.01.  Management of Partnership.

     (a) The right to manage, control, and conduct the business and affairs of the Partnership shall be vested solely in the General Partner. The Limited Partners shall not participate in the control of the Partnership and under no circumstances may any Limited Partner sign for or bind the Partnership. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in this Agreement, the General Partner shall have the exclusive authority to act for and on behalf of the Partnership, and no third party shall ever be required to inquire into the authority of the General Partner to take such action on behalf of the Partnership. Except as expressly limited in this Agreement, the General Partner shall have the rights, authority, and powers of general partners with respect to the Partnership business and the Partnership Assets as set forth in the Act as in effect upon the Effective Date of this Agreement. The General Partner shall not be required to devote its full time and attention to the business of the Partnership, but only such time as it deems necessary for the proper conduct of the Partnership's affairs.

     (b) The General Partner shall not be authorized to cause the Partnership to borrow money or otherwise incur obligations for the account of the Partnership, or pledge or encumber all or any portion of the Partnership Assets as security for indebtedness or otherwise, without the Approval of the Partners (as defined herein).

     (c) As used in this Agreement, "Approved by the Partners", "Approval of the Partners", and other similar capitalized terms shall mean the approval or consent of Partners holding a majority of the Percentage Interests in the Partnership. If any Partner or Partners holding a majority of the Percentage Interests in the Partnership approve of, consent to, or otherwise take any action requiring Approval of the Partners, such action shall neither require any further polling of any other Partners, nor require any further approval, consent, or action of any other Partners.

     Section 2.02. Affiliated Transactions. The General Partner shall have the right to cause the Partnership to enter into contracts or otherwise deal with any Partner or affiliate of any Partner in any capacity, including, without limitation, in connection with the financing, management, and development of the Partnership Assets, except that the terms of any such arrangement shall be commercially reasonable and competitive with amounts that would be paid to third parties on an "arms-length" basis.

     Section 2.03. Expenses. The Partnership shall pay or reimburse the General Partner and the Tax Matters Partner (as defined in Section 2.05) for all direct, out-of-pocket expenses incurred by it with respect to its duties to the Partnership under this Agreement, including, without limitation, salaries, in-house and outside accounting expenses, insurance premiums attributable directly to the Partnership, in-house and outside legal fees, and other direct costs associated with the formation and operation of the Partnership.

     Section 2.04.  Exculpations; Indemnities.

     (a) Neither the Partners, the Tax Matters Partner, their affiliates nor any of their respective shareholders, officers, directors, partners, members, managers, employees or agents (individually a "Covered Person") shall be liable to the Partnership, any Partner, or any other person for any act or omission (including any negligent act or omission) taken or suffered by such Covered Person in good faith and in the belief that such act or omission is in or is not opposed to the best interests of the Partnership, provided, that such act or omission is not fraud, willful misconduct, or a knowing violation of this Agreement by such Covered Person. No Covered Person shall be liable to the Partnership, any Partner, or any other person for any action taken by any other Partner, nor shall any Covered Person be liable to the Partnership, any other Partner, or any other person for any action of any employee or agent of the Covered Person, provided, such action is within the scope of the purposes of the Partnership and the Covered Person seeking exculpation satisfies the parameters of the preceding sentence.

     (b) To the fullest extent allowed or permitted under any provision of applicable law, including, without limitation, the Act, the Partnership shall indemnify, defend, and hold harmless each Partner, its affiliates and their respective shareholders, officers, directors, partners, members, managers, employees or agents (individually an "Indemnitee") to the extent of the Partnership Assets, from and against any losses, expenses, judgments, fines, settlements, and damages incurred by the Partnership or such Indemnitee arising out of any claim based upon acts (including, without limitation, negligent acts or omissions) performed or omitted to be performed by the Partnership or such Indemnitee in connection with the business of the Partnership, including, without limitation, costs, expenses, and attorneys' fees expended in the settlement or defense of any such claim. All decisions of the Partnership concerning any action allowed or permitted under applicable law concerning the indemnity of any person or entity by the Partnership shall be made as Approved by the Partners.

     Section 2.05. Tax Matters Partner. The General Partner shall act as the "Tax Matters Partner" for federal income tax purposes. The Tax Matters Partner shall mean the Partner (a) designated as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law, collectively the "Code") and (b) whose responsibilities as Tax Matters Partner include, where appropriate, commencing on behalf of the Partnership certain judicial proceedings regarding Partnership federal income tax items and informing all Partners of any administrative or judicial proceeding involving federal income taxes. In exercising its responsibilities as Tax Matters Partner, the General Partner shall have the final decision making authority with respect to all federal income tax matters involving the Partnership. Any direct out-of-pocket expense incurred by the Tax Matters Partner in carrying out its responsibilities and duties under this Agreement shall be allocated to and charged to the Partnership as an expense of the Partnership for which the Tax Matters Partner shall be reimbursed.

                                 ARTICLE III

                                  FINANCING

     Section 3.01.  Capital Contributions.

     (a)    Each   Partner  agrees  to  contribute  (the  "Initial   Capital
Contributions") to the capital of the Partnership the amount in cash set forth on such Partner's signature page attached hereto.

     (b) If at any time the General Partner determines, in its sole discretion, that additional funds are needed for (i) any direct out-of-pocket costs and expenses incurred by the Partnership in connection with the formation, financing, and operation of the Partnership, or (ii) the normal day-to-day business and affairs of the Partnership or for any other Partnership purpose as determined in the sole discretion of the General Partner, then from time to time the General Partner may make a written call for such funds ("Call"). Within thirty (30) days after the General Partner gives written notice of the Call, the Partners may, but shall not be obligated to, make additional capital contributions to the Partnership, pro rata in accordance with their Percentage Interests (with each such contribution being referred to as an "Additional Capital Contribution"). If any Partner elects not to deliver (the "Non-Contributing Partner") to the General Partner for the use of the Partnership his or its pro rata portion of any Call (with such portion not being contributed being referred to herein as the "Defaulted Amount") within the time prescribed above, the other Partners shall have the right, but not the obligation, without further notice, to advance for his or its own Capital Account all or a portion of the Defaulted Amount (with any Partner contributing a portion of the Defaulted Amount being referred to as a "Contributing Partner"); provided, however, that if more than one Partner desires to be a Contributing Partner and to advance a portion of the Defaulted Amount, then unless otherwise agreed among the Contributing Partners, each such Contributing Partner shall only advance his or its pro rata portion, in accordance with relative Percentage Interests, of the Defaulted Amount as among all Contributing Partners. Each Partner shall have the right to contribute his or its pro rata portion of any Additional Capital Contributions (except to the extent such Additional Capital Contribution is provided from a New Partner as part of his or its initial contribution to the capital of the Partnership) pro rata in accordance with his or its then existing Percentage Interest in order to maintain such Partner's Percentage Interest in the Partnership.

     Section 3.02. Capital Accounts. The amount of a Partner's capital account ("Capital Account") in the Partnership shall be determined in accordance with Regulations Section 1.704-1(b)(2)(iv), including by:

     (a) crediting to such account (i) all contributions to the Partnership made by or on behalf of such Partner or his or its predecessor in interest, including the fair market value of any property contributed (less any liabilities assumed by the Partnership or to which any property may be subject) and (ii) all gains and income of the Partnership allocated to such Partner or his or its predecessor in interest; and

     (b) debiting to such account (i) all distributions from the Partnership made to or on behalf of such Partner or his or its predecessor in interest, including the fair market value of any property distributed (less any liabilities assumed by the Partner or to which any property may be subject) and (ii) all losses and deductions of the Partnership allocated to such Partner or his or its predecessor in interest.

     Section 3.03.  Adjustment for Fair Market Value of Assets.

      (a) The value of all Partnership Assets on the books of the Partnership shall be adjusted by the General Partner to equal their respective Values as of each Accounting Date, or if such Accounting Date is not a Business Day, then as of the last Business Day prior to such Accounting Date.

      (b) Immediately before any distribution under Section 6.02, the Capital Accounts of all the Partners shall be adjusted pursuant to Section 4.04(a) to reflect the aggregate net adjustment as if the Partnership recognized gain and loss equal to the amount of such net adjustment.

     Section 3.04. Limited Liability of Limited Partners. Except as provided in Section 4.10 but notwithstanding any other provision contained in this Agreement to the contrary, the liability of each Limited Partner for any of the debts, losses, or obligations of the Partnership shall be limited to the amount of the sum of such Limited Partner's capital contributions pursuant to Section 3.01 hereof. Accordingly, except as provided in Section 4.10, no Limited Partner shall be obligated to provide additional capital to the Partnership or its creditors by way of contribution, loan, or otherwise beyond the amount of the capital contributions required of such Limited Partner pursuant to Section 3.01 hereof. Except as provided in the Act, no Limited Partner shall have any personal liability whatsoever, whether to the Partnership or any third party, for the debts of the Partnership or any of its losses beyond the amount of the Limited Partner's capital contributions.

     Section 3.05. Treatment of Capital Contributions. Except as provided in this Agreement to the contrary, no Partner shall be entitled to interest on his or its contributions to the capital of the Partnership nor shall any Partner be entitled to demand the return of all or any part of such contributions to the capital of the Partnership.

     Section 3.06. Benefits of Agreement. Nothing in this Agreement, and, without limiting the generality of the foregoing, in this Article III, expressed or implied, is intended or shall be construed to give to any creditor of the Partnership or to any creditor of any Partner or any other person or entity whatsoever, other than the Partners and the Partnership, any legal or equitable right, remedy, or claim under or in respect of this Agreement or any covenant, condition, or provision herein contained, and such provisions are and shall be held to be for the sole and exclusive benefit of the Partners and the Partnership.

                                 ARTICLE IV

             ACCOUNTING, ALLOCATIONS, AND CURRENT DISTRIBUTIONS

     Section  4.01.  Percentage Interests.  Except as adjusted  pursuant  to
Section 4.02, for purposes of allocating profits and losses in accordance with Section 4.04 and for purposes of distributions under Section 4.09, each Partner shall have the percentage interest in the Partnership (collectively the "Percentage Interests" and individually, a "Percentage Interest") set forth on such Partner's signature page attached hereto.

     Section 4.02.  Adjustments to Percentage Interests.

     (a)   If (i) any Partner elects to become a Contributing Partner  under
Section 3.01(b) and contributes a share of the Defaulted Amount, (ii) more than a de minimis contribution is made other than pro rata by Percentage Interests, as among the Partners, (iii) a New Partner is admitted to the Partnership in accordance with Section 5.05, or (iv) a distribution is made to a Partner in accordance with Section 4.09(b) or 6.02 (with each such event described in Section 4.02(a)(i), (ii), (iii) or (iv) being referred to as an "Adjusting Event"), then the Percentage Interests of the Partners shall be immediately adjusted such that the Percentage Interest of each Partner equals a fraction, expressed as a percentage, in which the numerator equals the Current Value (as defined in Section 4.02(b)) of such Partner's interest in the Partnership, and the denominator equals the Net Value of the Partnership Assets (as defined in Section 4.02(b)). If the Percentage Interests of any Partners are adjusted pursuant to this Section 4.02(a), no Partner shall have the right to modify, rectify, or undo such adjustments thereafter, and such adjustments shall be made without the need for any further act or writing to effect any such adjustment. Each Partner hereby appoints the General Partner as his or its duly authorized agent and attorney-in-fact for purposes of preparing and executing any amendments to this Agreement necessary or desirable to reflect any adjustment of Percentage Interests under this Section 4.02(a). The rights granted to any Partner under this Section 4.02 shall be such Partner's sole and exclusive remedy for seeking relief with respect to any Adjusting Event.

     (b) For purposes of this Agreement, the "Net Value of the Partnership Assets" shall mean the Net Value of all of the Partnership Assets at the time the Adjusting Event occurs, as determined by the General Partner in its sole discretion, and such Net Value of the Partnership Assets shall include the value of the contributions made in connection with the Adjusting Event. The "Current Value" of any Partner's interest in the Partnership shall be a dollar amount equal to the sum of (i) an amount equal to such Partner's Percentage Interest immediately prior to the Adjusting Event multiplied by the Net Value of the Partnership Assets determined above excluding the net fair market value (as determined by the General Partner) of any contributions associated with the Adjusting Event, plus (ii) the net fair market value (as determined by the General Partner) of any contributions made by such Partner associated with the Adjusting Event. Each Partner's Percentage Interest shall be immediately adjusted to reflect such valuation by the General Partner, effective as of the date of such Adjusting Event.

     Section 4.03.  Tax Status and Reports.

     (a) Notwithstanding any provision contained in this Agreement to the contrary, solely for federal income tax purposes, each of the Partners hereby recognizes that the Partnership will be subject to all provisions of Subchapter K of the Code; provided, however, that the filing of United States Partnership Returns of Income shall not be construed to extend the purposes of the Partnership or expand the obligations or liabilities of the Partners.

     (b) The General Partner or, at its discretion, an accountant ("Accountant") selected by the General Partner shall prepare or cause to be prepared all tax returns and statements, if any, that must be filed on behalf of the Partnership with any taxing authority and shall timely file such returns or statements.

     Section 4.04.  Allocations.

     (a) For accounting and federal and (if any) state income tax purposes, all income, deductions, credits, gains and losses shall be allocated to the Partners pro rata in accordance with their respective Percentage Interests.

     (b) Notwithstanding subsection (a) above, any loss or deductions attributable to any Partnership recourse liability (as defined in Regulations Section 1.752-1(a)(i)) ("Recourse Debt") must be specially allocated to any Partner who bears the economic risk of loss with respect to the Recourse Debt to which such loss or deductions are attributable. If any allocations are made to any Partner pursuant to the foregoing sentence, then after any allocations required by Sections 4.05 and 4.06 hereof have been made but prior to allocations pursuant to Section 4.04(a), income shall be allocated to such Partner until on a cumulative basis an aggregate amount of income equal to such cumulative deductions and losses has been allocated to each such Partner.

     Section 4.05.  Certain Book Value/Tax Differences.  In accordance  with
Section 704(c) of the Code and the applicable Regulations thereunder, income, gain, loss, deduction, and tax depreciation with respect to any property contributed to the capital of the Partnership, or with respect to any property which has a book value different than its adjusted tax basis, shall, solely for income tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted tax basis of such property to the Partnership and the book value of such property.

     Section 4.06.  Minimum Gain and Income Offsets.

     (a)  Definitions.

          (i) "Partner Minimum Gain" shall be "partner nonrecourse debt minimum gain," as defined in Regulations Section 1.704-2(i)(2) and determined in accordance with Regulations Sections 1.704-2(i)(3) and 1.704-2(k).

          (ii) "Partner Nonrecourse Debt" has the meaning set forth in Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

          (iii)"Partner Nonrecourse Deduction" has the meaning set forth in Regulations Section 1.704-2(i).

          (iv) "Partnership Minimum Gain" has the meaning set forth  in
     Regulations   Section  1.704-2(d)  and  shall  be  determined   in
     accordance with the provisions of Regulations Section 1.704-2(k).

          (v) "Regulations" means the temporary and permanent Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

     (b)  Minimum Gain.

          (i) Notwithstanding any other provision of this Agreement to the contrary, if the Partnership Minimum Gain on the last day of any fiscal year is less than the Partnership Minimum Gain on the last day of the immediately preceding fiscal year, then (before any other allocation of Partnership items for such year under this Agreement, other than as provided in paragraph (ii) below) there shall be specially allocated to each Partner items of Partnership income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain (determined in accordance with Regulations Section 1.704-2(g)). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2)(i) and (iii). This Section 4.06(b)(i) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

          (ii) Subsequent to any allocations under Section 4.06(b)(i) above, other than allocations of gain from the disposition of property subject to Partner Nonrecourse Debt, if Partner Minimum Gain on the last day of any fiscal year is less than the Partner Minimum Gain on the last day of the immediately preceding fiscal year, then, except as provided herein, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to that Partner's share, if any, (determined in accordance with Regulations Section 1.704-2(i)(4)) of the net decrease in Partner Minimum Gain (such net decrease to be determined in a manner consistent with the provisions of Regulations Section 1.704-2(d) and 1.704-2(g)(3)). The items to be so allocated shall be determined in accordance with the provisions of Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii) and (iii). Notwithstanding the foregoing, no such special allocations of income and gain shall be made to the extent that the net decrease in Partner Minimum Gain described above arises because the liability ceases to be Partner Nonrecourse Debt due to a conversion, refinancing, or other change in the debt instrument that causes it to become partially or wholly a nonrecourse liability within the meaning of Regulations Section 1.752-1(a)(2). This Section 4.06(b)(ii) is intended to comply with the chargeback and other provisions of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

     (c) Qualified Income Offset. Notwithstanding any other provision of this Agreement, if during any fiscal year any Partner (i) is allocated pursuant to Code Section 706(d) or Regulations Section 1.751-1(b)(2)(ii) any loss, items of loss, deductions, or Code Section 705(a)(2)(B) expenditures,
(ii) is distributed any cash or property from the Partnership and such distributions exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during such year, or (iii) receives any other adjustment, allocation, or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) and, as a result of such adjustment, allocation, or distribution, such Partner has a Qualified Income Offset Amount (as hereinafter defined), then items of income and gain
(including gross income) for such fiscal year or other period (and, if necessary, subsequent fiscal years) shall (prior to any allocation pursuant to Section 4.04 hereof) be allocated to such Partner in an amount equal to his Qualified Income Offset Amount; provided, however, that any allocation of income or gain shall be required under this sentence only if and to the extent that such Partner would have a Qualified Income Offset Amount after all other allocations provided for in this Agreement have been tentatively made as if Sections 4.06(b) and (c) were not contained herein. As used herein, the term "Qualified Income Offset Amount" for a Partner means the excess, if any, of (x) the negative balance a Partner has in its Capital Account following the adjustment, allocation, or distribution described in the preceding sentence, over (y) the maximum amount that it is obligated (or is deemed to be obligated) to restore to the Partnership upon liquidation as determined in accordance with Regulations Sections 1.704-2(f), (g), and (i). This Section 4.06(c) is intended to satisfy the provisions of Regulations
Section   1.704-1(b)(2)(ii)(d)  and  shall   be   interpreted   consistently
therewith.

     Section 4.07.  Accounting.

     (a) The fiscal year of the Partnership shall end on the last day of December of each year.

     (b)   The  books  of  account  of the Partnership  shall  be  kept  and maintained  at  all  times  at  the  principal  place  of  business  of  the
Partnership or at such other place or places approved by the General Partner. The books of account shall be maintained according to federal income tax principles using the accrual method of accounting, consistently applied, and shall show all items of income and expense.

     (c) If requested by any Partner, the General Partner shall cause a balance sheet of the Partnership dated as of the end of the fiscal year and a related statement of income or loss for the Partnership for such fiscal year to be prepared by the Accountant and furnished, at the expense of the Partnership, to each of the Partners on an annual basis, within ninety (90) days after the close of each fiscal year.

     (d) Each Partner shall have the right at reasonable times and upon reasonable advance notice during usual business hours to audit, examine, and make copies of or extracts from the books of account of the Partnership. Such right may be exercised through any agent or employee of such Partner designated by him or it or by an independent certified public accountant designated by such Partner. Each Partner shall bear all expenses incurred in any examination made on behalf of such Partner.

     Section 4.08. Bank Accounts. Funds of the Partnership shall be deposited in a Partnership account or accounts in the bank or banks as selected by the General Partner. Withdrawals from bank accounts shall only be made by the General Partner or such other parties as may be approved by the General Partner.

     Section 4.09.  Current Distributions to Partners.

     (a) Except as provided in Section 6.06 in connection with the liquidation and termination of the Partnership or as may be provided in accordance with subsection (b) below or Section 6.02, the General Partner shall distribute funds at such times and in such amounts as it may determine, in its sole discretion, provided that such funds shall be distributed by the General Partner to the Partners in accordance with their respective Percentage Interests at the time of the distribution. The General Partner, with Approval of the Partners, may distribute undivided interests in Partnership Assets in-kind, provided, that such distribution shall be otherwise made in accordance with this Section 4.09(a).

     (b) Subject to subsection (c) below but notwithstanding any other provision in this Agreement to the contrary, if requested in writing by any Partner, the General Partner shall distribute (subject to the availability of distributable cash as determined by the General Partner is its sole and absolute discretion) funds to such requesting Partner in an amount equal to the product of (i) the highest federal income tax rates for an individual residing in the State of Texas (taking into account any offsets allowed by one authority for taxes paid to another authority), multiplied by (ii) the total amount of Net Income allocated to such Partner for the prior fiscal year of the Company. The amount of the tax distribution otherwise permitted by this Section 4.09(b) shall be reduced by the aggregate amount or value of distributions to such Partner pursuant to Section 4.09(a) or Section 6.02 during the prior fiscal year of the Partnership, and shall otherwise be subject to any applicable restrictions on distributions to Partners in this Agreement, the Act, the Code, or otherwise. The General Partner shall not cause the Partnership to incur debt in order to obtain sufficient cash to make a tax distribution to a Partner under this Section 4.09(b).

     (c)   In determining the amount of funds to distribute pursuant to this
Section 4.09, the General Partner may consider such factors as the need to allocate funds to any reserves for Partnership contingencies or any other Partnership purposes that the General Partner deems necessary or appropriate.

     Section 4.10.  Tax Withholding.

     (a) If at any time requested by the General Partner, each Partner and each Substituted Partner (as defined in Section 5.03) shall deliver to the Partnership (i) an affidavit, certificate, or other document (in form specified in Treasury Regulations promulgated under Sections 1441-1446 of the Code or otherwise) in form satisfactory to the General Partner that the applicable Partner is not a "foreign person" within the meaning of the applicable section of the Code or otherwise subject to withholding under the provisions of any federal, state, local, foreign or other law, (ii) a withholding certificate issued by the United States Internal Revenue Service ("IRS") pursuant to any section of the Code under which a withholding certificate may be issued by the IRS, (iii) any other certificate that the General Partner may reasonably request with respect to any such laws, (iv) any other form reasonably requested by the General Partner relating to any Partner's status under any applicable law, and/or (v) a copy of any tax return or similar document of the applicable Partner that the General Partner may reasonably request with respect to any such law.

     (b) To the extent that any person (including without limitation the Partnership or the General Partner) is required by any applicable law to withhold or to make tax payments on behalf of or with respect to amounts distributed or distributable to, items allocated or allocable to, or otherwise for any Partner (each a "Tax Liability"), the General Partner may cause the Partnership to make such tax payments (each a "Tax Advance") as so required. At least ten (10) days, if commercially possible, prior to making a Tax Advance on behalf of or with respect to a Partner, the General Partner shall first notify such affected Partner. All Tax Advances made or deemed made on behalf of a Partner from any amount not otherwise distributable to such Partner shall be deemed to be a recourse loan to such Partner by the Partnership and shall be due and payable immediately after such Tax Advance is made by the Partnership, and if not repaid within three (3) days after the Tax Advance is made by the Partnership, the Tax Advance shall bear interest beginning on such third day at a rate equal to the lesser of (i) fifteen percent (15%) per annum or (ii) the maximum rate permitted by law until repaid.

     (c) Notwithstanding anything to the contrary contained herein or in any other agreement between or among Partners, each Partner hereby agrees to indemnify, defend, and hold harmless the Partnership, the General Partner, their respective Affiliates, and any other person who directly or indirectly makes a Tax Advance or corresponding payment on behalf of such Partner from and against any Tax Liability of or with respect to such Partner, at any time, and this indemnity and hold harmless provision shall survive this Agreement and the termination of the Partnership; provided however, that the General Partner and its Affiliates shall not be indemnified hereunder for any Tax Liabilities to the extent any of them has withheld or withdrawn funds from the Partnership for purposes of making Tax Advances to satisfy such Tax Liabilities, and misappropriated or converted the funds so withheld or withdrawn. In the event of any claimed over-withholding, such Partner shall be limited to an action against the applicable government agencies for refund and hereby waives any claim or right of action against the General Partner or the Partnership on account of such withholding.

     (d) A payment to the Partnership or otherwise by a Partner with respect to any Tax Advance relating to such Partner shall not be deemed to be a capital contribution by such Partner and will in no way be considered in the calculations used to determine distributions under this Agreement. The General Partner may, and is hereby authorized to, withhold from any distributions or payments otherwise due to a Partner from the Partnership under this Agreement the amount of any Tax Advance made on behalf of such Partner that as of such date has neither been repaid to the Partnership nor been previously offset hereunder, and any amount withheld under this Section
4.10 shall be deemed for all purposes of this Agreement to have been distributed or paid to such Partner. If any Partner does not repay any Tax Advance within thirty (30) days of the General Partner giving such Partner a written final demand for payment, then such Partner's Percentage Interest may be forfeited in the sole discretion of the General Partner, and each Partner hereby grants the General Partner power of attorney, which shall survive each Partner's disability, to execute all documents to reflect such forfeiture; provided, however, that the applicable Partner shall remain liable to the Partnership or other Partners, as applicable, on a recourse basis for the full amount of the Tax Advance unpaid plus accrued, unpaid interest. Any Partner who does not repay a Tax Advance after a written final demand has been given by the General Partner shall pay, in addition to the Tax Advance and applicable interest, all expenses, including without limitation reasonable attorneys fees, incurred by the Partnership, the General Partner, and/or any other Partner in collecting the Tax Advance plus interest and/or pursuing any other remedy provided in this Section 4.10 and otherwise in this Agreement.

     Section 4.11. Changes in Percentage Interests. If a Partner's Percentage Interest changes during any fiscal year, the allocations to be made pursuant to this Agreement shall be made in accordance with Section 706 of the Code, using any convention permitted by Section 706 of the Code and the Regulations promulgated thereunder and selected by the General Partner so as to equitably effectuate the allocations of this Article IV.

                                  ARTICLE V

                                 ASSIGNMENT

     Section 5.01. Prohibited Transfers. Except as specifically provided in this Article V, no Limited Partner may sell, transfer, assign, mortgage, hypothecate, or otherwise encumber or permit or suffer any encumbrance of all or any part of his or its interest in the Partnership unless prior written consent is obtained from the General Partner, and no General Partner may sell, transfer, assign, mortgage, hypothecate, or otherwise encumber or permit or suffer any encumbrance of all or any part of his or its interest in the Partnership without obtaining prior written Approval of the Partners. Any attempt so to transfer or encumber any such interest shall be null and void, ab initio. The Partners will be excused from accepting the performance of and rendering performance to any person other than the Partner hereunder (including any trustee or assignee of or for such Partner) as to whom such prior written consent has not been rendered.

     Section 5.02.  Further Restrictions on Transfer.

     (a) In the event of any assignment or transfer permitted under this Article, the interest so assigned or transferred shall remain subject to all terms and provisions of this Agreement; the assignee or transferee shall be deemed, by accepting the interest so assigned or transferred, to have assumed all the obligations hereunder relating to the interests or rights so assigned or transferred and shall agree in writing to the foregoing if requested by the General Partner. Any transferee or assignee of the interest of a Partner shall be entitled only to receive distributions hereunder until such transferee or assignee has been admitted as a Substituted Partner; provided, however, that such transferee or assignee shall be subject to the Additional Capital Contribution provisions of
Article III and that the Percentage Interest of such transferee or assignee shall be subject to reallocation pursuant to Section 4.02 in the event of an Adjusting Event. Until such transferee or assignee (other than an existing Partner) is admitted to the Partnership as a Substituted Partner, the Partner transferring all or any portion of his or its interest to such assignee or transferee shall remain primarily and directly liable for the performance of all his or its obligations under this Agreement. After the admission of such assignee or transferee as a Substituted Partner, such transferor Partner shall only be primarily and directly liable under this Agreement or otherwise for any obligations or liabilities accruing prior to the effective time of the admission of such Substituted Partner, unless such transferor Partner is released in writing from such obligations or liabilities by the General Partner and such release is Approved by the Partners.

     (b) Any Partner making or offering to make a transfer of all or any part of his or its interest in the Partnership shall indemnify and hold harmless the Partnership and all other Partners from and against any costs, damages, claims, suits, or fees suffered or incurred by the Partnership or any such other Partner arising out of or resulting from any claims by the transferee of such Partnership interest or any offerees of such Partnership interest in connection with such transfer or offer.

     Section 5.03. Substituted Partner. An assignee or transferee (other than an existing Partner) of the interest of a Partner may be admitted as a substitute partner ("Substituted Partner") only with the written consent of the General Partner, which such consent shall be granted or denied in the sole discretion of the General Partner. Unless the assignee is already a General Partner, any assignee of a Partnership interest to whose admission such consent is given shall become and shall have only the rights and duties of a Limited Partner and the assigned Partnership interest shall thereafter be a Limited Partner's interest. Upon the receipt by the General Partner of an appropriate supplement to this Agreement pursuant to which such Substituted Partner agrees to be bound by all the terms and provisions of this Agreement, the General Partner shall reflect the admission of a Substituted Partner and the withdrawal of the transferring Partner, if appropriate, by preparing a supplemental exhibit, dated as of the date of such admission and withdrawal, and by filing it with the records of the
Partnership. Any Substituted Partner shall, if required by the General Partner, prior to such admission, also execute any other documents requested by the General Partner, including, without limitation, an irrevocable power of attorney in form satisfactory to the General Partner appointing the General Partner as such person's attorney-in-fact with full power to execute, swear to, acknowledge, and file all certificates and other instruments necessary to carry out the provisions of this Agreement, including, without limitation, such undertakings as the General Partner may require for the payment of all fees and costs necessary to effect any such transfer and admission. Upon admission, such Substituted Partner shall be subject to all provisions of this Agreement in the place and stead of his assignor as if the Substituted Partner originally was a party to this Agreement.

     Section 5.04. Basis Adjustment. The Tax Matters Partner may cause, in its sole and absolute discretion, the Partnership to elect pursuant to
Section 754 of the Code and the Regulations thereunder to adjust the basis of the Partnership Assets as provided by Sections 743 or 734 of the Code and the Regulations thereunder.

     Section 5.05.  Admission of Additional Partners.

     (a) A new Partner (each a "New Partner") may be admitted to the Partnership by the General Partner. Such New Partner shall (i) be admitted for fair value, as determined by the General Partner in its reasonable discretion and in a manner consistent with the reallocation of Percentage Interests set forth in Section 4.02 and (ii) execute an appropriate supplement to this Agreement pursuant to which he agrees to be bound by all the terms and provisions of this Agreement.

     (b) Upon the receipt of the supplement described in Section 5.05(a), the General Partner shall reflect the admission of the New Partner and the reallocation of Percentage Interests in the records of the Partnership. The admission of a New Partner shall not cause the dissolution of the Partnership.

     Section 5.06. Other Restricted Transfers. Notwithstanding any other provision herein to the contrary, unless prior written consent is given by the General Partner, no transfer of any interest in the Partnership may be made to any person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender of the Partnership whose loan constitutes a nonrecourse liability of the Partnership.

                                 ARTICLE VI

            WITHDRAWAL, DISSOLUTION, LIQUIDATION, AND TERMINATION

     Section 6.01. Withdrawal. Except as provided in Section 6.02 below, no Limited Partner shall at any time retire or withdraw from the Partnership without obtaining the prior written consent of the General Partner and no General Partner shall at any time retire or withdraw from the Partnership without obtaining the prior written Approval of the Partners. Retirement or withdrawal by any Partner in contravention of this Section 6.01 shall subject such Partner to liability for all damages caused any other Partner (other than a Partner who is, at the time of such withdrawal, in default under this Agreement) by such retirement or withdrawal and the consequential dissolution of the Partnership. Any notice of withdrawal must be in writing.

      Section 6.02. Redemption of Limited Partnership Interests. Any Partner (a "Redeeming Partner") may, at any time and upon written notice to the General Partner, request that the Partnership distribute to such Partner non-cash assets of the Partnership with a value not to exceed the lesser of
(a) such Partner's pro rata portion, based on its relative Percentage Interest, of the Net Value of the Partnership Assets, or (b) the amount of such Partner's Capital Account, each as determined at the time of such distribution. Any distribution under this Section 6.02 shall be made only upon the consent of the General Partner, which consent shall not be unreasonably withheld. Unless the General Partner's consent is withheld, within a reasonable period following the receipt of written notice from the Redeeming Partner the General Partner shall cause the Partnership to distribute to the Redeeming Partner assets with a Net Value requested by the Redeeming Partner subject to the restrictions set forth herein. The General Partner shall observe all applicable restrictions on the transfer of such assets and shall withhold its consent to a distribution of such assets if such distribution would be prohibited under any applicable transfer restriction. All costs and expenses, including, without limitation, reasonable brokers' and attorneys' fees, incurred in connection with the distribution of Partnership assets under this Section 6.02 shall be paid by the Redeeming Partner. Any distribution under this Section 6.02 shall constitute an Adjusting Event under Section 4.02(a) and the Percentage Interests of the Partners shall be adjusted in accordance therewith. In the event that a Redeeming Partner retains a portion of its interest in the Partnership after such distribution, the remaining portion of such Redeeming Partner's interest shall remain subject to the provisions of this Agreement. In the event that a Partner's entire Capital Account is redeemed pursuant to distributions under this Section 6.02, such Partner shall be deemed to withdraw from the Partnership as a Partner.

     Section  6.03.   Dissolution of the Partnership.   Notwithstanding  any
provision in the Act to the contrary, the Partnership shall be dissolved only upon the occurrence of any of the following:

     (a) The withdrawal, as defined in the Act, of a General Partner, unless:

           (i) the remaining General Partner, if any, elects in writing within ninety (90) days after such event to reconstitute the Partnership, to continue as the General Partner, and to continue the Partnership and its business, or

           (ii)  there  is no remaining General Partner, then within  ninety
     (90) days after such event, those Limited Partners holding a majority of the Percentage Interests in the Partnership agree to appoint in writing a successor General Partner, as of the date of the withdrawal of the General Partner, and agree to continue the Partnership and the business of the Partnership, and such successor General Partner agrees in writing to accept such election;

     (b) The sale or other disposition, not including an exchange, of substantially all of the assets of the Partnership (except under circumstances where all or a portion of the purchase price is payable after the closing of the sale or other disposition, in which case the Partnership shall dissolve upon the final payment of such purchase price);

     (c)  December 31, 2050, unless extended by the consent of all Partners;
or

     (d) Subject to any obligations of the Partnership, when Approved by the Partners.

     Section 6.04. Continuation of Partnership. If the Partnership is continued as provided in Section 6.03, then, as of the date of withdrawal, the General Partner with respect to which an event of withdrawal under
Section 6.03 has occurred (or his or its estate or successor in interest) (the "Withdrawing General Partner") shall have none of the powers of a General Partner under this Agreement or applicable law and shall have only the rights and powers of an assignee of a Partner hereunder to share in any Partnership profits, losses, gains, and distributions in accordance with his or its Percentage Interest and shall have no other rights or powers of a Partner hereunder; provided, however, that any Withdrawing General Partner shall be subject to the Additional Capital Contribution provisions of
Article III and that the Percentage Interest of such Withdrawing General Partner shall be subject to reallocation under Section 4.02 in the event of any Adjusting Event.

     Section 6.05.  Death, etc. of a Limited Partner; Divorce of a Partner.

     (a) The death, disability, withdrawal, termination (in the case of a Limited Partner that is a partnership or a trust), dissolution (in the case of a Limited Partner that is a corporation or limited liability company), retirement, or adjudication as a bankrupt of a Limited Partner (the "Withdrawing Limited Partner") shall not dissolve the Partnership, but, subject to the provisions of Section 6.05(b), the rights of such Withdrawing Limited Partner to share in the profits and losses of the Partnership and to receive distributions of Partnership funds shall, upon the happening of such an event, pass to the Withdrawing Limited Partner's estate, legal representative, or successors in interest, as the case may be, subject to this Agreement, and the Partnership shall continue as a limited partnership.

     (b) Upon the occurrence of an event described in Section 6.05(a), the General Partner shall, in its sole discretion, elect to either continue the Partnership business (i) with the successors, assigns, heirs, devises, beneficiaries, estate, or other transferee of such Withdrawing Limited Partner (collectively, the "Distributees") as provided in Section 6.05(c) or
(ii) with the Partnership purchasing the interest of such Withdrawing Limited Partner from all of his or its Distributees as provided in Section 6.05(d).

     (c) If the General Partner elects to proceed pursuant to Section 6.05(b)(i), the Distributees of such Withdrawing Limited Partner shall succeed to his or its interest in the Partnership, shall be admitted as Limited Partners if approved by the General Partner in its sole discretion, and shall be bound by the terms and provisions of the Agreement; provided, however, if the interest of such Withdrawing Limited Partner passes, either at the time of an occurrence described in Section 6.05(a) or subsequent thereto, to more than one Distributee, then within sixty (60) days after the distribution to more than one Distributee, the Distributees shall appoint one person, firm, or corporation as the agent of and for such Distributees (the "Agent"). Such Agent shall be responsible for collecting, receiving, and making all payments and Additional Capital Contributions required under this Agreement, shall vote the entire interest of the Distributees if such vote is required by this Agreement, the Act, or applicable law and shall perform all other obligations of such Distributees performable by reason of or arising from their interest in the Partnership as Limited Partners; provided, that the Agent shall not be admitted as a Partner of the Partnership nor shall such Agent be entitled to exercise any voting rights hereunder unless such rights are approved by the General Partner in its sole discretion. All payments and/or disbursements due to the Distributees for or arising from their interest in the Partnership shall be deemed to have been validly made to such Distributees by paying the same to such Agent. In the event that the Distributees for any reason fail to designate such agent in writing in the manner and within the time prescribed and fail to cure such default after ten (10) days written notice from the General Partner to correct such default, the General Partner shall retain any funds or property otherwise distributable to such Distributees under this Agreement and shall appoint an Agent of and for the Distributees. To the fullest extent allowed by applicable law, the defaulting Distributees will indemnify, defend, and hold harmless such Agent, the General Partner, and the Partners from and against any losses, expenses, judgments, fines, settlements, and damages incurred by any of them with respect to the provisions of this Section 6.05(c).

     (d) If the General Partner elects to proceed pursuant to Section 6.05(b)(ii), then the General Partner shall cause the Partnership to purchase the interest of such Withdrawing Limited Partner in the Partnership from his or its Distributees at a price equal to the Current Value of such interest, determined as though the effective date of the withdrawal of such Withdrawing Limited Partner were an Adjusting Event.

     (e) If, upon the divorce of any individual Partner, the spouse of any such Partner receives an interest in the Partnership pursuant to the terms of any divorce property settlement agreement, divorce decree, or otherwise, then the Partnership shall have the right, as determined by the General Partner, to purchase the interest of such spouse in the Partnership at a price equal to the Current Value of such interest, determined as though the effective date of such divorce were an Adjusting Event.

     Section 6.06.  Liquidation and Termination of the Partnership.

     (a)   Upon dissolution of the Partnership unless continued pursuant  to
Section 6.03, the Partnership shall be terminated as rapidly as business circumstances will permit. At the direction of the General Partner, or a Partner Approved by the Partners if the dissolution of the Partnership is caused by the withdrawal of the General Partner (the General Partner or the other Partner, as the case may be, being herein called the "Terminating Partner"), a full accounting of the assets and liabilities of the Partnership shall be taken and a statement of the Partnership Assets and a statement of each Partner's Capital Account shall be furnished to all Partners as soon as is reasonably practicable. The Terminating Partner shall take such action as is necessary so that the Partnership's business shall be terminated, its liabilities discharged, and its assets distributed as hereinafter described. The Terminating Partner may sell all of the Partnership Assets or, if Approved by the Partners, distribute the
Partnership Assets in kind by distributing to each Partner an undivided interest in each such Partnership Asset; provided, however, that the Terminating Partner shall ascertain the Net Value of the Partnership Assets by appraisal or other reasonable means of all Partnership Assets remaining unsold and each Partner's Capital Account shall be charged or credited, as the case may be, as if such Partnership Assets had been sold at the Net Value of the Partnership Assets and the income, gains, losses, deductions, and credits realized thereby had been allocated to the Partners in accordance with Article IV hereof. A reasonable period of time shall be allowed for the orderly termination of the Partnership to minimize the normal losses of a liquidation process.

     (b) After the payment of all expenses of liquidation and of all debts and liabilities of the Partnership in such order or priority as provided by law (including any debts or liabilities to Partners, who shall be treated as secured or unsecured creditors, as may be the case, to the extent permitted by law, for sums loaned to the Partnership, if any, as distinguished from capital contributions) and after all resulting items of Partnership income, gain, credit, loss, or deduction are credited or debited to the Capital Accounts of the Partners in accordance with Articles III and IV hereof, all remaining Partnership Assets shall then be distributed among the Partners in accordance with their relative positive Capital Account balances. Upon termination, a Partner may not demand and receive cash in return for such Partner's capital contributions and no Partner shall have any obligation to restore any deficit that may then exist in that Partner's Capital Account.

     Section 6.07. General Partners Not Personally Liable. No General Partner nor any affiliate of any General Partner shall be personally liable for the return of the Capital Contributions of any Partner, and such return shall be made solely from available Partnership Assets, if any, and each Limited Partner hereby waives any and all claims it may have against any General Partner or any such affiliate in this regard.

     Section 6.08. Provisions Cumulative. All provisions of this Agreement relating to the dissolution, liquidation, and termination of the Partnership shall be cumulative to the extent not inconsistent with other provisions herein; that is, the exercise or use of one of the provisions hereof shall not preclude the exercise or use of any other provision of this Agreement to the extent not inconsistent therewith.

                                 ARTICLE VII

                                   GENERAL

     Section 7.01. Competing Business. Notwithstanding anything to the contrary contained in or inferable from this Agreement, the Act, or any other statute or principle of law, neither the Partners nor any of their shareholders, directors, officers, employees, partners, agents, family members, or affiliates (each a "Partner Affiliate") shall be prohibited or restricted in any way from investing in or conducting, either directly or indirectly, and may invest in and/or conduct, either directly or indirectly, businesses of any nature whatsoever, including the ownership and operation of businesses or properties similar to or in the same geographical area as those held by the Partnership. Any investment in or conduct of any such businesses by a Partner or any Partner Affiliate shall not give rise to any claim for an accounting by the other Partners or the Partnership or any right to claim any interest therein or the profits therefrom.

     Section 7.02. LIMITED PARTNER REPRESENTATIONS. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, EACH LIMITED PARTNER HEREBY REPRESENTS AND WARRANTS TO THE PARTNERSHIP, THE GENERAL PARTNER, AND TO EACH OFFICER, DIRECTOR, SHAREHOLDER, CONTROLLING PERSON, AND AGENT OF THE GENERAL PARTNER THAT: (a) THE INTEREST IN THE PARTNERSHIP OF SUCH LIMITED PARTNER IS ACQUIRED FOR INVESTMENT PURPOSES ONLY FOR HIS OR ITS OWN ACCOUNT AND NOT WITH A VIEW TO OR IN CONNECTION WITH ANY DISTRIBUTION, REOFFER, RESALE, OR OTHER DISPOSITION NOT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER (THE "1933 ACT") AND APPLICABLE STATE SECURITIES LAWS; (b) SUCH LIMITED PARTNER, ALONE OR TOGETHER WITH HIS OR ITS REPRESENTATIVES, POSSESSES SUCH EXPERTISE, KNOWLEDGE, AND SOPHISTICATION IN FINANCIAL AND BUSINESS MATTERS GENERALLY, AND IN THE TYPE OF TRANSACTIONS IN WHICH THE PARTNERSHIP PROPOSES TO ENGAGE IN PARTICULAR, THAT HE OR IT IS CAPABLE OF EVALUATING THE MERITS AND ECONOMIC RISKS OF ACQUIRING AND HOLDING HIS OR ITS PARTNERSHIP INTEREST, AND THAT HE OR IT IS ABLE TO BEAR ALL SUCH ECONOMIC RISKS NOW AND IN THE FUTURE;
(c) SUCH LIMITED PARTNER HAS HAD ACCESS TO ALL OF THE INFORMATION WITH RESPECT TO THE INTEREST ACQUIRED BY HIM OR IT UNDER THIS AGREEMENT THAT HE OR IT DEEMS NECESSARY TO MAKE A COMPLETE EVALUATION THEREOF AND HAS HAD THE OPPORTUNITY TO QUESTION THE GENERAL PARTNER CONCERNING SUCH INTEREST; (d) SUCH LIMITED PARTNER'S DECISION TO ACQUIRE HIS OR ITS INTEREST FOR INVESTMENT HAS BEEN BASED SOLELY UPON THE EVALUATION MADE BY HIM OR IT; (e) SUCH LIMITED PARTNER IS AWARE THAT HE OR IT MUST BEAR THE ECONOMIC RISK OF HIS OR ITS INVESTMENT IN THE PARTNERSHIP FOR AN INDEFINITE PERIOD OF TIME BECAUSE INTERESTS IN THE PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT OR UNDER THE SECURITIES LAWS OF ANY STATES, AND, THEREFORE, CANNOT BE SOLD UNLESS SUCH INTERESTS ARE SUBSEQUENTLY REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE; (f) SUCH LIMITED PARTNER IS AWARE THAT ONLY THE PARTNERSHIP CAN TAKE ACTION TO REGISTER SUCH INTEREST IN THE PARTNERSHIP AND THE PARTNERSHIP IS UNDER NO SUCH OBLIGATION AND DOES NOT PROPOSE TO ATTEMPT TO DO SO; AND (g) SUCH LIMITED PARTNER IS AWARE THAT THIS AGREEMENT PROVIDES RESTRICTIONS ON THE ABILITY OF A LIMITED PARTNER TO SELL, TRANSFER, ASSIGN, MORTGAGE, HYPOTHECATE, OR OTHERWISE ENCUMBER HIS OR ITS INTEREST IN THE PARTNERSHIP.

     Section 7.03.  Notice.

     (a) All notices, demands, or requests provided for or permitted to be given pursuant to this Agreement must be in writing.

     (b) All notices, demands, and requests to be sent to a Partner, any Distributee(s) (or their Agent) of the interest of a Partner, or any Substituted Partner pursuant to this Agreement shall be deemed to have been properly given or served if: (i) personally delivered, (ii) deposited prepaid for next day delivery by Federal Express, or other similar overnight courier services, addressed to such Partner, (iii) deposited in the United States mail, addressed to such Partner, prepaid and registered or certified with return receipt requested, or (iv) transmitted via telecopier or other similar device to the attention of such Partner, all at the address or telecopy number for such Partner set forth on such Partner's signature page attached hereto (as may be changed in accordance with subsection (d) below).

     (c) All notices, demands, and requests so given shall be deemed received: (i) when personally delivered, (ii) twenty-four (24) hours after being deposited for next day delivery with an overnight courier, (iii) forty-eight (48) hours after being deposited in the United States mail, or
(iv) twelve (12) hours after being telecopied or otherwise transmitted and receipt has been confirmed.

     (d) The Partners, any Substituted Partners, and their respective Distributee(s)(or their Agent) shall have the right from time to time, and at any time during the term of this Agreement, to change their respective addresses and each shall have the right to specify as his or its address any other address within the United States of America by giving to the other parties at least thirty (30) days written notice thereof, in the manner prescribed in Section 7.03(b); provided, however, that to be effective, any such notice must be actually received (as evidenced by a return receipt).

     (e) All distributions to any Partner shall be made at the address to which notices are to be sent unless otherwise specified in writing by such Partner.

     Section 7.04. Amendments. Amendments and supplements may be made to or restatements made of this Agreement or the Certificate of Limited Partnership (or any exhibits or schedules attached to any of them), from time to time by the General Partner, without the consent of any of the other Partners, to admit Substituted Partners, to reflect the removal and replacement of the General Partner, to reflect adjustments to the Percentage Interests of the Partners following an Adjusting Event, to reflect other transfers, assignments, admissions, withdrawals, conversions, or removals authorized by this Agreement, or to effect any non-material amendments to this Agreement or the Certificate of Limited Partnership. Any and all other amendments to this Agreement and the Certificate of Limited Partnership may be made upon the approval of those Partners holding ninety percent (90%) of the Percentage Interests in the Partnership.

     Section  7.05.   Powers  of  Attorney.   Each  Limited  Partner  hereby
constitutes and appoints the General Partner, with full power of substitution, as his or its true and lawful attorney-in-fact and empowers and authorizes such attorney, in the name, place, and stead of such Limited Partner, to make, execute, sign, swear to, acknowledge, and file in all necessary or appropriate places all documents (and all amendments or supplements to or restatements of such documents necessitated by valid amendments to or actions permitted under this Agreement) relating to the Partnership and its activities, including, without limitation: (a) any amendments to this Agreement approved as provided herein, (b) the Certificate of Limited Partnership and any amendments thereto, under the laws of the State of Texas or in any other state or jurisdiction in which such filing is deemed advisable by the General Partner, (c) any applications, forms, certificates, reports, or other documents, or amendments thereto which may be requested or required by any federal, state, or local governmental agency, securities exchange, securities association, self-regulatory organization, or similar institution and which are deemed necessary or advisable by the General Partner, (d) any other instrument which may be required to be filed or recorded in any state or county or by any governmental agency, or which the General Partner deems advisable to file or record, including, without limitation, certificates of assumed name and documents to qualify foreign limited partnerships in other jurisdictions, (e) any documents which may be required to effect the continuation of the Partnership, the admission of New Partners, Substituted Partners, or Distributees, the withdrawal of any Partner, the purchase of the interest in the Partnership of any ex-spouse of a Partner, or the dissolution and termination of the Partnership, (f) any and all reports, schedules, certificates, forms and other documents, including, but not limited to, Schedules 13D and 13F, Forms 3 and 4, and any other such forms as may be required to be filed by the Partnership under the Securities Exchange Act of 1934, Federal Reserve U-1s, notes, drafts, credit or loan agreements, financing statements, security agreements, bank resolutions, and any and all other documents and instruments as may be necessary or desirable in the sole discretion of the attorney so acting, all in carrying out the purposes of the Partnership, (g) making certain elections contained in the Code or state law governing taxation of limited partnerships, and (h) performing any and all other ministerial duties or functions necessary for the conduct of the business of the Partnership. Each Limited Partner hereby ratifies, confirms, and adopts as his own, all actions that may be taken by such attorney-in-fact pursuant to this Section 7.05. Each Limited Partner acknowledges that this Agreement permits certain amendments to be made and certain other actions to be taken or omitted to be taken by less than all of the Partners if approved in accordance with the provisions hereof. By their execution hereof, each Limited Partner also grants the General Partner a power of attorney to execute any and all documents necessary to reflect any action that is approved in accordance with the provisions hereof. This power of attorney is coupled with an interest and shall continue notwithstanding the subsequent incapacity or death of the Limited Partner. Each Limited Partner shall execute and deliver to the General Partner an executed and appropriately notarized power of attorney in such form consistent with the provisions of this Section 7.05 as the General Partner may request.

     Section 7.06. GOVERNING LAWS AND VENUE. THIS AGREEMENT IS MADE IN FORT WORTH, TARRANT COUNTY, TEXAS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTNERS HEREUNDER SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. ALL MATTERS LITIGATED BY,
AMONG, OR BETWEEN ANY OF THE PARTNERS THAT INVOLVE THIS AGREEMENT, THE RELATIONSHIP OF THE PARTNERS, OR ANY RELATED DOCUMENTS OR MATTERS HEREUNDER SHALL BE BROUGHT ONLY IN FORT WORTH, TARRANT COUNTY, TEXAS.

     Section 7.07. Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the party preparing the contract, is waived by the parties. Each party acknowledges that he or it was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or he or it had the opportunity to retain counsel to participate in the preparation of this Agreement but chose not to do so.

     Section 7.08. Entire Agreement. This Agreement, including all exhibits to this Agreement and, if any, exhibits to such exhibits, contains the entire agreement among the parties relative to the matters contained in this Agreement.

     Section 7.09. Waiver. No consent or waiver, express or implied, by any Partner to or for any breach or default by any other Partner in the performance by such other Partner of his or its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner of the same or any other obligations of such other Partner under this Agreement. Failure on the part of any Partner to complain of any act or failure to act of any of the other Partners or to declare any of the other Partners in default, regardless of how long such failure continues, shall not constitute a waiver by such Partner of his or its rights hereunder.

     Section 7.10. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, and the intent of this Agreement shall be enforced to the greatest extent permitted by law.

     Section 7.11. Binding Agreement. Subject to the restrictions on transfers and encumbrances set forth in this Agreement, this Agreement shall inure to the benefit of and be binding upon the undersigned Partners and their respective legal representatives, successors, and assigns. Whenever, in this Agreement, a reference to any party or Partner is made, such reference shall be deemed to include a reference to the legal representatives, successors, and assigns of such party or Partner.

     Section 7.12. Tense and Gender. Unless the context clearly indicates otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine, or neuter gender is used inappropriately in this Agreement, this Agreement shall be read as if the appropriate gender was used.

     Section 7.13. Captions. Captions are included solely for convenience of reference and if there is any conflict between captions and the text of this Agreement, the text shall control.

     Section 7.14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument. Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which single counterpart with multiple executed signature pages affixed thereto constitutes the original counterpart instrument. All of these counterpart pages shall be read as though one and they shall have the same force and effect as if all of the parties had executed a single signature page.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
     The undersigned has executed and delivered this Limited Partnership Agreement of Culmen Technology Partners, L.P. in Fort Worth, Texas, to be effective as of the Effective Date.

                                        GENERAL PARTNER

                                        CTP, INC., a Delaware corporation

103 Foulk Road
Suite 202                               By: /s/ Michael R. Gleason
Wilmington, Delaware 19803                  Michael R. Gleason, President
Phone:
Fax:
Tax ID#:

Initial Capital Contribution: $80,000.00

Percentage Interest:  1.000%

     The undersigned has executed and delivered this Limited Partnership Agreement of Culmen Technology Partners, L.P. in Fort Worth, Texas, to be effective as of the Effective Date.

                                        LIMITED PARTNER

                                        CULMEN INVESTMENTS, L.P., a Texas
                                        limited partnership

201 Main Street                         By: MPK Equities Incorporated,
Suite 1955                                  general partner
Fort Worth, Texas  76102
Phone:                                      By: /s/ Michael R. Gleason
Fax:                                            Michael R. Gleason,
Tax ID#:                                        President


Initial Capital Contribution: $6,445,001.00

Percentage Interest: 80.5625125%

     The above-named Limited Partner hereby is admitted to the Partnership.



                                        CTP, Inc., general partner

                                        By: /s/ Michael R. Gleason
                                            Michael R. Gleason, President
     The undersigned has executed and delivered this Limited Partnership Agreement of Culmen Technology Partners, L.P. in Fort Worth, Texas, to be effective as of the Effective Date.

                                        LIMITED PARTNER


                                        /s/ Michael R. Gleason
                                        Michael R. Gleason
201 Main Street
Suite 1955
Fort Worth, Texas  76102
Phone:
Fax:
Tax ID#:

Initial Capital Contribution: $1,000,000.00

Percentage Interest: 12.5%

     The above-named Limited Partner hereby is admitted to the Partnership.



                                        CTP, Inc., general partner


                                        By: /s/ Michael R. Gleason
                                            Michael R. Gleason, President

     Michael               R.              Gleason,               President

     The undersigned has executed and delivered this Limited Partnership Agreement of Culmen Technology Partners, L.P. in Fort Worth, Texas, to be effective as of the Effective Date.

                                        LIMITED PARTNER


                                        /s/ Ed Borgerding
                                        Ed Borgerding



Phone:
Fax:
Tax ID#:

Initial Capital Contribution: $100,000.00

Percentage Interest: 1.25%

     The above-named Limited Partner hereby is admitted to the Partnership.



                                        CTP, Inc., general partner


                                        By: /s/ Michael R. Gleason
                                            Michael R. Gleason, President
     The undersigned has executed and delivered this Limited Partnership Agreement of Culmen Technology Partners, L.P. in Fort Worth, Texas, to be effective as of the Effective Date.

                                        LIMITED PARTNER

                                        PRIME PARTNERS ASSET INC.


                                        By: /s/ Hsieh Fu-Hua
                                            Hsieh Fu-Hua, Director

Phone:
Fax:
Tax ID#:


Initial Capital Contribution: $100,000.00

Percentage Interest: 1.25%

     The above-named Limited Partner hereby is admitted to the Partnership.



                                        CTP, Inc., general partner

                                        By: /s/ Michael R. Gleason
                                            Michael R. Gleason, President

     The undersigned has executed and delivered this Limited Partnership Agreement of Culmen Technology Partners, L.P. in Fort Worth, Texas, to be effective as of the Effective Date.

                                        LIMITED PARTNER


                                        /s/ Elizabeth Khoo
                                        Elizabeth Khoo
22 Belmont Road
Singapore  269866
Phone:
Fax:
Tax ID#:

Initial Capital Contribution: $100,000.00

Percentage Interest: 1.25%

     The above-named Limited Partner hereby is admitted to the Partnership.



                                        CTP, Inc., general partner


                                        By: /s/ Michael R. Gleason
                                            Michael R. Gleason, President
     The undersigned has executed and delivered this Limited Partnership Agreement of Culmen Technology Partners, L.P. in Fort Worth, Texas, to be effective as of the Effective Date.

                                        LIMITED PARTNER


                                        /s/ Douglas D. Flowers
                                        Douglas D. Flowers



Phone:
Fax:
Tax ID#:

Initial Capital Contribution: $25,000.00

Percentage Interest: 0.3125%

     The above-named Limited Partner hereby is admitted to the Partnership.



                                        CTP, Inc., general partner


                                        By: /s/ Michael R. Gleason
                                            Michael R. Gleason, President


     The undersigned has executed and delivered this Limited Partnership Agreement of Culmen Technology Partners, L.P. in Fort Worth, Texas, to be effective as of the Effective Date.

                                        LIMITED PARTNER


                                        /s/ John Weiser
                                        John Weiser



Phone:
Fax:
Tax ID#:

Initial Capital Contribution: $25,000.00

Percentage Interest: 0.3125%

     The above-named Limited Partner hereby is admitted to the Partnership.



                                        CTP, Inc., general partner


                                        By: /s/ Michael R. Gleason
                                            Michael R. Gleason, President
     The undersigned has executed and delivered this Limited Partnership Agreement of Culmen Technology Partners, L.P. in Fort Worth, Texas, to be effective as of the Effective Date.

                                        LIMITED PARTNER


                                        /s/ Andrew Ang
                                        Andrew Ang



Phone:
Fax:
Tax ID#:

Initial Capital Contribution: $25,000.00

Percentage Interest: 0.3125%

     The above-named Limited Partner hereby is admitted to the Partnership.



                                        CTP, Inc., general partner


                                        By: /s/ Michael R. Gleason
                                            Michael R. Gleason, President
     The undersigned has executed and delivered this Limited Partnership Agreement of Culmen Technology Partners, L.P. in Fort Worth, Texas, to be effective as of the Effective Date.

                                        LIMITED PARTNER


                                        /s/ George C. Lamb, III
                                        George C. Lamb, III



Phone:
Fax:
Tax ID#:

Initial Capital Contribution: $25,000.00

Percentage Interest: 0.3125%

     The above-named Limited Partner hereby is admitted to the Partnership.



                                        CTP, Inc., general partner


                                        By: /s/ Michael R. Gleason
                                            Michael R. Gleason, President
     The undersigned has executed and delivered this Limited Partnership Agreement of Culmen Technology Partners, L.P. in Fort Worth, Texas, to be effective as of the Effective Date.

                                        LIMITED PARTNER


                                        /s/ Carl Navarre
                                        Carl Navarre



Phone:
Fax:
Tax ID#:

Initial Capital Contribution: $25,000.00

Percentage Interest: 0.3125%

     The above-named Limited Partner hereby is admitted to the Partnership.



                                        CTP, Inc., general partner


                                        By: /s/ Michael R. Gleason
                                            Michael R. Gleason, President
     The undersigned has executed and delivered this Limited Partnership Agreement of Culmen Technology Partners, L.P. in Fort Worth, Texas, to be effective as of the Effective Date.

                                        LIMITED PARTNER


                                        /s/ F. Richard Bernasek
                                        F. Richard Bernasek
201 Main Street, Suite 2500
Fort Worth, Texas  76102
Phone:
Fax:
Tax ID#:

Initial Capital Contribution: $10,000.00

Percentage Interest: 0.125%

     The above-named Limited Partner hereby is admitted to the Partnership.



                                        CTP, Inc., general partner


                                        By: /s/ Michael R. Gleason
                                            Michael R. Gleason, President
     The undersigned has executed and delivered this Limited Partnership Agreement of Culmen Technology Partners, L.P. in Fort Worth, Texas, to be effective as of the Effective Date.

                                        LIMITED PARTNER


                                        /s/ Orv Peterson
                                        Orv Peterson



Phone:
Fax:
Tax ID#:

Initial Capital Contribution: $10,000.00

Percentage Interest: 0.125%

     The above-named Limited Partner hereby is admitted to the Partnership.



                                        CTP, Inc., general partner


                                        By: /s/ Michael R. Gleason
                                            Michael R. Gleason, President
     The undersigned has executed and delivered this Limited Partnership Agreement of Culmen Technology Partners, L.P. in Fort Worth, Texas, to be effective as of the Effective Date.

                                        LIMITED PARTNER


                                        /s/ Austin Long
                                        Austin M. Long, III



Phone:
Fax:
Tax ID#:

Initial Capital Contribution: $8,333.00

Percentage Interest: 0.1041625%

     The above-named Limited Partner hereby is admitted to the Partnership.



                                        CTP, Inc., general partner


                                        By: /s/ Michael R. Gleason
                                            Michael R. Gleason, President
     The undersigned has executed and delivered this Limited Partnership Agreement of Culmen Technology Partners, L.P. in Fort Worth, Texas, to be effective as of the Effective Date.

                                        LIMITED PARTNER


                                        /s/ Charles Preston
                                        Charles Preston



Phone:
Fax:
Tax ID#:

Initial Capital Contribution: $8,333.00

Percentage Interest: 0.1041625%

     The above-named Limited Partner hereby is admitted to the Partnership.



                                        CTP, Inc., general partner


                                        By: /s/ Michael R. Gleason
                                            Michael R. Gleason, President
     The undersigned has executed and delivered this Limited Partnership Agreement of Culmen Technology Partners, L.P. in Fort Worth, Texas, to be effective as of the Effective Date.

                                        LIMITED PARTNER


                                        /s/ Jim E. Griffin, Jr.
                                        Jim E. Griffin, Jr.



Phone:
Fax:
Tax ID#:

Initial Capital Contribution: $8,333.00

Percentage Interest: 0.1041625%

     The above-named Limited Partner hereby is admitted to the Partnership.



                                        CTP, Inc., general partner


                                        By: /s/ Michael R. Gleason
                                            Michael R. Gleason, President
     The undersigned has executed and delivered this Limited Partnership Agreement of Culmen Technology Partners, L.P. in Fort Worth, Texas, to be effective as of the Effective Date.

                                        LIMITED PARTNER


                                        /s/ Craig Nickels
                                        Craig Nickels



Phone:
Fax:
Tax ID#:

Initial Capital Contribution: $5,000.00

Percentage Interest: 0.0625%

     The above-named Limited Partner hereby is admitted to the Partnership.



                                        CTP, Inc., general partner


                                        By: /s/ Michael R. Gleason
                                            Michael R. Gleason, President